UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2013, Affinity Gaming (“we” or “our”) announced that, at our annual meeting of stockholders (the “Annual Meeting”), and based upon a review of the proxies we have received to date, the preliminary results of the voting at the Annual Meeting indicate that our board of directors has been expanded from five directors to seven directors, and that Messrs. Thomas M. Benninger, Matthew A. Doheny, Randall A. Fine, Don R. Kornstein, Richard S. Parisi, David D. Ross and Eric V. Tanjeloff have been elected as directors to hold office until the 2014 annual meeting of stockholders.

In addition, we announced that the District Court, Clark County, Nevada (the “Court”), yesterday granted, in part, our motion to temporarily stay the preliminary injunction granted by the Court to Z Capital Partners L.L.C. enjoining the Shareholder Rights Plan we adopted on December 21, 2013. Under the Court's ruling, our Shareholder Rights Plan remains in effect for fifteen days from the date of the ruling to permit the Nevada Supreme Court to rule on the motion we filed with that court for a stay of the preliminary injunction pending the appeal to that court of the District Court’s grant of the preliminary injunction.

A copy of the press release making the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	May 15, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 14, 2013